Exhibit 99.1

TMC Announces Strategic Investment from Korea Zinc — a World-Leader in Non-Ferrous Metal Refining and pCAM Technology — to Advance Development of Deep-Seabed Critical Minerals in the U.S.

•	Korea Zinc Co., Ltd., (Korea Zinc) will make a strategic equity investment in TMC of $85.2 million in exchange for 19.6 million common shares at the last market closing price of $4.34 per share

•	Investment includes a three-year warrant to purchase 6.9 million common shares (0.35 warrant shares for every 1 initial common share) with an exercise price of $7.00 per share, and a participation right to subscribe for future offerings of TMC equity for Korea Zinc to maintain its ownership of common shares, subject to customary exceptions

•	A world leader in non-ferrous metal refining and precursor Cathode Active Material (pCAM) technology, Korea Zinc is uniquely positioned to use TMC USA’s nodule-derived materials to produce refined metals, copper foil and pCAM in their existing facilities in South Korea and build new facilities in the United States

•	Under an existing LOI with TMC USA, Korea Zinc’s R&D team has received a bulk sample of TMC-supplied nodule material and is currently validating processing and refining pathways and potential synergies through vertical integration

NEW YORK, June 16, 2025 — TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or the “Company”), a leading explorer of the world’s largest undeveloped resource of critical metals essential to energy, defense, manufacturing, and infrastructure, today announced that Korea Zinc, a world leader in non-ferrous metal refining and precursor Cathode Active Material (pCAM) technology, has agreed to make a strategic investment of approximately $85.2 million in the Company through the purchase of common shares and warrants in a private placement.

The investment was approved by TMC’s Board of Directors and is expected to close on June 26, 2025, subject to customary closing conditions. Korea Zinc will purchase 19.6 million common shares at the last market closing price of $4.34 per share and will receive a three-year warrant to purchase 6.9 million common shares (0.35 warrant shares for every 1 initial common share for no additional consideration) with an exercise price of $7.00 per share, subject to compulsory exercise provisions should TMC common shares trade above $10.00 for 20 consecutive trading days. Upon closing, Korea Zinc will become one of TMC’s largest strategic shareholders with ownership of approximately 5% of the Company’s outstanding common shares.

Korea Zinc is currently evaluating a bulk sample of nodule material supplied by The Metals Company USA, LLC (TMC USA) under an existing LOI, with its R&D team to validate intermediate processing and refining pathways and potential synergies through vertical integration. Korea Zinc has expressed interest in working with TMC USA to establish processing, refining and potentially pCAM manufacturing capacity in the United States.

“We’re thrilled to welcome Korea Zinc as a strategic investor and partner on our journey to redefine how the United States sources critical minerals for energy, defense, manufacturing and infrastructure,” said Gerard Barron, Chairman and CEO of The Metals Company. “We believe the strategic fit between the two companies is exceptional: If we receive a commercial recovery permit, TMC USA will be in position to deliver a secure, abundant and low-impact supply of four critical metals under U.S. regulatory oversight. Korea Zinc is probably the only company outside of China that has the capability to take TMC USA’s materials and turn them into metal product formats required in the United States. Together, we have the potential to meet the United States’ demand for refined nickel, cobalt and manganese, and contribute copper while completely by-passing the Chinese supply chain.”

“This is more than capital—it’s alignment on values, on urgency, and on building a resilient supply chain for the United States. With TMC’s robust pro forma cash balance of nearly $120 million, we and Allseas can now turn our attention to preparing the Hidden Gem commercial production system in anticipation of the grant of a commercial recovery permit through the U.S. regulatory framework. We look forward to sharing more detail alongside the expected release of our PFS next quarter.”

The Chairman and CEO of Korea Zinc, Yun B. Choi, commented: “I am bullish on nickel and copper. Korea Zinc’s well-developed growth strategy, a.k.a. Troika Drive, is predicated on that very view. As such, we are excited to be an investor in TMC, who I believe will be one of the most competitive nickel and copper producers in the world.”

“More than that, I am particularly bullish on the opportunity in critical minerals processing capacity in the United States, and with this new partnership between Korea Zinc and TMC, we now can have a relevant position in this market, having a unique platform upon which a reliable and independent nickel supply chain can be built in the United States, serving U.S. companies and consumers.”

Korea Zinc’s investment lays the foundation for an ongoing strategic partnership and comes at a pivotal time for the Company, as TMC USA advances discussions with the National Oceanic and Atmospheric Administration (NOAA) on its commercial recovery permit application under U.S. law and prepares to release a pre-feasibility study (PFS), expected in the third quarter of 2025. On April 24th, 2025, President Trump issued an Executive Order to accelerate seabed mining through expedited permitting, evaluation of offtake rights and stockpiling, and potential federal investment. A few days later, TMC submitted the first-ever application for a commercial recovery permit and applications for two exploration licenses to NOAA under the Deep Seabed Hard Mineral Resources Act of 1980 (DSHMRA).

About TMC

The Metals Company is an explorer of lower-impact critical metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for energy, defense, manufacturing and infrastructure with net positive impacts compared to conventional production routes and (2) trace, recover and recycle the metals we supply to help create a metal commons that can be used in perpetuity. The Company has conducted more than a decade of research into the environmental and social impacts of offshore nodule collection and onshore processing. More information is available at www.metals.co.

About Korea Zinc

Korea Zinc is the world’s leading non-ferrous metal smelting company, processing over 1.2 million tons of 18 different metals annually, including zinc, lead, silver, indium, nickel, cobalt, copper and other critical materials essential to advanced industries. With world-class refining technology and one of the industry’s most advanced environmental management systems, Korea Zinc delivers high-purity metals while minimizing our environmental footprint. Building on this foundation, Korea Zinc is accelerating a so-called Troika Drive, which focuses on three core areas: renewable energy and green hydrogen, secondary battery materials, and resource recycling, and especially a nickel processing plant “All-in-One Nickel refinery” which is currently under construction in Korea and scheduled for completion in Q2 2026. Through this transformation, Korea Zinc is driving the shift towards a circular, low-carbon economy while strengthening global supply chain resilience and creating long-term sustainable value for communities, partners, and our planet.

Contact:

Investors: investors@metals.co

Media: media@metals.co

Forward Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable U.S. securities laws. These statements may be identified by words such as “believes,” “could,” “expects,” “may,” “plans,” “possible,” “potential,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements with respect to the investment by Korean Zinc in the Company’s the securities, including the timing of the closing and the anticipated gross proceeds therefrom, the potential strategic partnership between the Company and Korea Zinc, the ability for TMC USA to deliver a secure, abundant and low-impact supply of four critical metals under U.S. regulatory oversight, the ability for Korea Zinc to take TMC USA’s materials and turn them into metal product formats required in the United States, the ability for the Company and Korea Zinc to meet the United States’ demand for refined nickel, cobalt, manganese and contribute copper and to by-pass the Chinese supply chain, and the potential upsides in investing in copper and nickel and the expected timing of the Company’s PFS. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things: risks relating to the need to satisfy regulatory and legal requirements with respect to the offering, risks relating to the Company’s ability to satisfy certain conditions to closing for the offering included in the securities purchase agreement on a timely basis or at all, as well as related to market and other conditions, the Company’s future financial performance; the outcome and timing of regulatory reviews by NOAA under DSHMRA; the ability to obtain an exploitation contract from the ISA or permits from the U.S. government; risks related to the Company’s potential dual-path permitting strategy; changes in environmental, mining and other applicable laws and regulations; other regulatory uncertainties and the impact of government regulation or political developments on the Company’s activities; the potential for legal or jurisdictional challenges to the Company’s rights or proposed operations in international waters; environmental risks and liabilities; the Company’s ability to develop sufficient data to support permit applications and satisfy environmental requirements; the Company’s ability to develop commercial operations, including onshore processing capabilities; risks associated with the Company’s limited operating history and need for additional financing; and other risks and uncertainties, any of which could cause actual results to differ from those expressed or implied in the forward-looking statements and the other risk factors that are described in the section entitled “Risk Factors” in the prospectus supplement and the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 27, 2025 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed on May 14, 2025. Any of such risks could cause actual results to differ from those contained in the forward-looking statements. Forward-looking statements are based on current expectations and assumptions and reflect the Company’s views as of the date hereof. Any forward-looking statements contained in this press release speak only as of the date hereof, obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.